Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

QUANTUM COMPUTING INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(c)	3,367,212 (1)	(2)	$5,993,637 (3)	0.0000927	$555.61
	Equity	Common stock underlying Warrants	457(g)	1,545,459	$7.00(4)	$10,818,213	0.0000927	$1,002.85

Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$16,811,850		$1,558.46
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due					$1,558.46

1.	Consists of (i) 1,622,732 shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock issued to be offered by certain of selling stockholders named herein, (ii) up to 1,002,811 shares of Common Stock issuable to be offered by certain of selling stockholders named herein pursuant to potential issuance of Common Stock in connection with the Preferred Dividends (as defined herein) and (ii) 741,669 shares of Common Stock to be offered by certain selling stockholders named in the registration statement.

2.	The proposed maximum offering price per share will be determined from time to time in connection with, and at the time of, a sale by a holder of the securities registered hereunder.

3.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price is based on the average high and low sale prices for the Company’s Common Stock on April 22, 2022 of $1.78, as reported on The Nasdaq Capital Market.

4.	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on exercise price applicable to shares issuable upon exercise of warrants.